CHHI's MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT is made as of the 9th day of July, 2004.

BETWEEN:

          CHINA HEALTH HOLDING INC., or its Nominee a company incorporated in Nevada USA, having an office at Park Place # 3400 - 666 Burrard St., Vancouver, British Columbia, Canada, V6C 2X8

(hereinafter called "CHHI")

                                                OF THE FIRST PART

AND:

          Kenneth Stephen Alexander Douglas residing at 819, East Keith Road, North Vancouver, British Columbia, Canada V7L 1W8.

(hereinafter called " MANAGEMENT")


                                                OF THE SECOND PART

WHEREAS:

CHHI to retain MANAGEMENT to assist CHHI in providing management and legal services to CHHI, a company incorporated in Nevada USA.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the MANAGEMENT agrees as follows:

1.   APPOINTMENT OF CONSULTANT


1.1 CHHI hereby retains MANAGEMENT to assist CHHI in providing management and legal services to CHHI in the USA, Canada and abroad as may from time to time be required with respect to CHHI, as more particularly described as Schedule A hereto.

1.2 MANAGEMENT agrees to devote sufficient time as may be necessary and to employ his best efforts to faithfully and industriously perform the services as described in Schedule A hereto.

1.3 In performing his management legal services hereunder, MANAGEMENT shall be an Employee of CHHI.

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2.   LIMITATIONS ON ACTIVITIES

2.1 MANAGEMENT recognizes and agrees that securities laws, regulations and policies in the U.S. and British Columbia, and Canada and elsewhere limits the allowable scope of management activities and prohibit certain activities. Notwithstanding any other provision of this agreement, MANAGEMENT agrees that he will not engage in any activity in contravention of the law, regulation or policy of any body having jurisdiction in any other jurisdiction in which he conducts management activities on behalf of CHHI.

3.   TERM

3.1 The term of this agreement shall commence on the 9th day of July, 2004, upon signing this agreement and shall continue for three years, terminating on the 9th day of July, 2007 with a review after a three (3) month probationary period, where this agreement may be terminated for any reason, or the duties, time commitments and compensation may be adjusted by mutual consent.

4.   COMPENSATION

4.1 MANAGEMENT or his nominees shall be granted a call from CHHI on 600,000 shares of CHHI's capital stock (consisting as at the date hereof, of total authorized common shares of 75,000,000 shares with a par value of US $0.001 per share) at a price of 10 cents USD per share, which will be exercisable until the 9th day of July, 2007, and, or, thirty (30) days after the termination of this Agreement. Upon payment of 10 cents USD per share for the number of shares being called CHHI will deliver the number of shares requested, up to a total of 600,000 shares, and will either transfer, if possible, such shares to a brokerage account of MANAGEMENT's or his nominees' choice or provide MANAGEMENT or his nominees with the requisite number of share certificates in a form necessary to render those certificates freely transferable and negotiable. CHHI will also furnish or execute any further documents that may reasonably be required to complete such share transfers.

4.2 Subject to the provisions of appropriate law, MANAGEMENT shall be entitled to commission of 8% (part of cash and part of shares) in connection with any introductions provided by him in connection with any private placements or further share issues by CHHI. Such commission shall only be paid to MANAGEMENT if such introductions become parties to the contracts applicable to such private placements or further share issues and fulfill all obligations thereunder.

5.   CONFIDENTIALITY

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
5.1 MANAGEMENT will keep confidential any information not otherwise readily available from public sources which he obtains from CHHI. Upon termination of this agreement, MANAGEMENT shall return to CHHI all data, information and other written material regarding CHHI obtained by MANAGEMENT from in connection with the performance of his services hereunder.

5.2 MANAGEMENT agrees to sign CHHI's Confidential Agreement, as attachment as part of this agreement.

6.   NOTICE

6.1 Any notice or other communication or instrument required or permitted to be given or delivered hereunder shall be in writing and shall be well and sufficiently given or delivered if enclosed in a sealed envelope and addressed to the party to receive same at its address as set forth on the first page of this agreement, and in each case delivered personally or mailed by registered mail.

6.2 Any notice so given or delivered shall be conclusively deemed to have been given when delivered, if delivered personally, or 72 hours following the mailing of same, if mailed by registered mail.

7.   RESPONSIBILITIES OF CHHI


7.1 CHHI will, with MANAGEMENT's assistance, provide MANAGEMENT with CHHI corporate information and materials as requested and required for the proper promotion of CHHI.

7.2 CHHI agrees to broadcast major material events regarding CHHI over the news wire in addition to normal disclosure requirements.

7.3 CHHI agrees to provide appropriate corporate background material to "Material Events" at the same time as the events are made public. The background to these events may be delivered in the form of a briefing.

8.   GENERAL

8.1 This agreement may only be amended in writing duly executed by the parties hereto.

8.2 Wherever possible, each provision in this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

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8.3  Time shall be of the essence of this agreement.

8.4 This agreement shall be deemed to be made in the laws of the State of Nevada USA, and shall be construed in accordance with and governed by the laws of said State.

8.5 This agreement shall endure to the benefit of and be binding upon MANAGEMENT and his heirs, executors, administrators, successors, and assigns.

IN WITNESS WHEREOF the parties hereto have caused these presents to be duly executed as of the day and year first above written.


The Common Seal of                                            )
CHINA HEALTH HOLDING INC.                                     )
Was hereunto affixed in the                                   )
presence of:                                                  )




/s/ Julianna Lu, Julianna  Lu, The President/CEO



                                                              )
                                                              )
                                                              )
                                                              )
/s/ Kenneth Douglas
-------------------                                           )
Executed by
Kenneth Stephen Alexander Douglas

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
                                   SCHEDULE A


MANAGEMENT agrees to provide the following management services, subject to the specific terms of the agreement to which this Schedule is attached:

General corporate legal and business development advice and assistance as may arise from time to time, including:

(a)  Global Trade Mark Protection (Canada, USA, Europe);
(b)  Global Patent Protections;
(c)  6m USD Financing Contracts, negotiation and structures;
(d)  Corporate personnel contracts/recruitment;
(e)  European markets: product distribution arrangements;
(f)  Future financing through European investment funds;
(g)  CHHI's other related legal documents.

Such other projects, functions and duties as the parties may agree from time to time in accordance with the MANAGEMENT' position as Vice President and General Counsel. CHHI's compensation plan will be reviewed by Board Of The Directors from time to time which may be adjusted accordingly by the Resolution of Board Of The Directors of CHHI.

Attached:

1. Signed " CHHI's Confidential Agreement " by " MANAGEMENT" with CHHI, as attachment
2.   Kenneth S.A..Douglas' Resume.

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